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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE ISSUER

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      Name of                        State or Jurisdiction of
    Subsidiary                     Incorporation or Organization             Description
    __________                     _____________________________             ____________
Community Shores Bank                State of Michigan                Michigan banking corporation

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